Service Supplemental Agreement

Party A:	Yangguang Tianhe (Beijing) Technology Co., Ltd. Sunity Online Entertainment Limited (“Party A”)
Legal Representative:	Fan Zhang

Party B:	Simon Hong He (“Party B”)
ID Card No.:	1101020196901251132

Whereas Party A and Party B executed an agreement in March 2010, pursuant to which Party B was engaged to be Party A’s Chief Financial Officer.

In September 2010, pursuant to an agreement between Party A and Party A’s underwriter, Rodman & Renshaw, Party A had its current stock totaling 11,020,000 shares reverse split at the ratio of 2.49:1, upon the completion of which Party A now has a total of 4,425,704 shares of capital stock.

Due to the resulting change in the structure of the Company’s capital stock, Party A and Party B, through consultation, agree to make the following corresponding adjustments to Party B’s options award plan:

During the term of the agreement, Party A shall make four issuances to Party B of Party A’s stock options for a total of 40,160 shares: (1) the first is on the date of the listing, on which date Party A shall issue to Party B stock options for 10,040 shares; (2) the second is on the first anniversary date of the listing, on which date Party A shall issue to Party B stock options for 10,040 shares; (3) the third is on the second anniversary date of the listing, on which date Party A shall issue to Party B stock options for 10,040 shares; and (4) the fourth is on the third anniversary date of the listing, on which date Party A shall issue to Party B stock options for 10,040 shares.

Party B shall have the right to exercise such options on the day of receiving them at the exercise price equal to the public offering price and Party A shall pay on Party B’s behalf any consideration required of such exercise.

This supplemental agreement shall prevail in the event of any inconsistency between the content herein and that in the original agreement.

This supplemental agreement is in duplicates, with one to Party A and Party B each and both having the same legal effect, and it shall become effective once it is signed by both parties.

Party A:	Yangguang Tianhe (Beijing) Technology Co., Ltd. Sunity Online Entertainment Limited (“Party A”)
(Signature):	/s/ Fan Zhang
October 1, 2010

Party B:	Simon Hong He (“Party B”)
(Signature):	/s/ Simon Hong He
October 1, 2010